UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2021

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07 of this Current Report on Form 8-K, on May 28, 2021, the stockholders of The Macerich Company (the “Company”) voted at the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”) to approve the amendment and restatement of the Company’s Employee Stock Purchase Plan (as amended and restated, the “ESPP”). The ESPP was adopted by the Company’s Board of Directors on January 27, 2021, subject to the approval of the Company’s stockholders, and became effective on June 1, 2021.

The ESPP is a broad-based plan pursuant to which shares of the Company’s common stock are available for purchase by eligible employees who elect to participate in the ESPP. The principal change made to the ESPP in the amendment and restatement was to increase the maximum number of shares available for purchase under the ESPP from 791,117 (as adjusted due to stock dividend) to 1,291,117.

The material terms and features of the ESPP can be found in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 28, 2021 in the section entitled “Proposal 4: Amendment and Restatement of Our Employee Stock Purchase Plan,” which description is incorporated herein by reference. This description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below in Item 5.07 of this Current Report on Form 8-K, on May 28, 2021, the stockholders of the Company voted at the Annual Meeting to approve an amendment (the “Charter Amendment”) to the Company’s charter to increase the number of authorized shares of common stock. On June 4, 2021, the Company filed the Articles of Amendment to the charter with the State Department of Assessments and Taxation of Maryland to effect the Charter Amendment.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 28, 2021. At the Annual Meeting, the Company’s stockholders (1) elected the ten nominees listed below to serve as directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, (2) approved the compensation of the Company’s named executive officers, (3) approved the Charter Amendment, (4) approved the amendment and restatement of the

Company’s Employee Stock Purchase Plan and (5) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 1:	Election of Ten Directors to Serve Until the Next Annual Meeting of Stockholders and Until Their Respective Successors are Duly Elected and Qualified.

	For	Against	Abstentions	Broker Non-Votes
Peggy Alford	82,544,807	3,167,424	330,324	42,119,561
John H. Alschuler	82,505,983	3,203,428	333,144	42,119,561
Eric K. Brandt	75,551,973	10,158,962	331,620	42,119,561
Edward C. Coppola	82,188,808	3,574,638	279,109	42,119,561
Steven R. Hash	81,700,091	4,000,235	342,229	42,119,561
Daniel J. Hirsch	81,783,439	3,928,538	330,578	42,119,561
Diana M. Laing	81,102,509	4,604,885	335,161	42,119,561
Thomas E. O’Hern	82,633,620	3,033,180	375,755	42,119,561
Steven L. Soboroff	81,690,395	4,012,027	340,133	42,119,561
Andrea M. Stephen	81,272,445	4,423,663	346,447	42,119,561

Proposal 2:	Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
76,852,030	8,713,702	476,823	42,119,561

Proposal 3:	Amendment to the Company’s Charter to Increase the Number of Authorized Shares of Common Stock.

For	Against	Abstentions
117,432,756	10,319,754	409,606

There were no broker non-votes for Proposal 3.

Proposal 4:	Amendment and Restatement of the Company’s Employee Stock Purchase Plan.

For	Against	Abstentions	Broker Non- Votes
82,856,950	2,844,770	340,835	42,119,561

Proposal 5:	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021.

For	Against	Abstentions
125,126,635	2,533,656	501,413

There were no broker non-votes for Proposal 5.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment of The Macerich Company

10.1	The Macerich Company Employee Stock Purchase Plan (effective as of June 1, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: ANN C. MENARD

June 4, 2021	/s/ Ann C. Menard
Date	Senior Executive Vice President,
Chief Legal Officer and Secretary